Exhibit 1.1

UNDERWRITING AGREEMENT

among

Haymaker Acquisition Corp. 4,

CANTOR FITZGERALD & CO.

and

WILLIAM BLAIR & COMPANY, L.L.C.

Dated: _______, 2023

Haymaker Acquisition Corp. 4

UNDERWRITING AGREEMENT

New York, New York

_______, 2023

Cantor Fitzgerald & Co.
499 Park Avenue

New York, New York 10022

William Blair & Company, L.L.C.

1166 Avenue of the Americas

New York, New York 10036

As Representatives of the Underwriters

named on Schedule A hereto

Ladies and Gentlemen:

The undersigned, Haymaker Acquisition Corp. 4, a Cayman Islands exempted company (the “Company”), hereby confirms its agreement with Cantor Fitzgerald & Co. (“Cantor Fitzgerald”) and William Blair & Company, L.L.C. (“William Blair” and together with Cantor Fitzgerald, the “Representatives”) and with the other underwriters named on Schedule A hereto (if any), for which the Representatives are acting as representatives (the Representatives and such other underwriters being collectively referred to herein as the “Underwriters” or, each underwriter individually, an “Underwriter”) as follows:

1.            Purchase and Sale of Securities.

1.1            Firm Securities.

1.1.1            Purchase of Firm Units. On the basis of the representations and warranties contained herein, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Underwriters, severally and not jointly, and the Underwriters agree to purchase from the Company, severally and not jointly, an aggregate of 20,000,000 units (the “Firm Units”) of the Company, at a purchase price (net of discounts and commissions and the Deferred Underwriting Commission described in Section 1.3 below) of $9.45 per Firm Unit. The Firm Units are to be offered initially to the public (the “Offering”) at the offering price of $10.00 per Firm Unit. Each Firm Unit consists of one Class A ordinary share, $0.0001 par value, of the Company (the “Ordinary Shares”), and one-half of one redeemable warrant (the “Warrants”). The Ordinary Shares and the Warrants included in the Firm Units will trade separately on the fifty second (52nd) day following the date hereof (or if such date is not a Business Day (as defined in Section 1.1.2), the following Business Day) unless the Representatives determine to allow earlier separate trading. Notwithstanding the immediately preceding sentence, in no event will the Ordinary Shares and the Warrants included in the Firm Units trade separately until (i) the Company has filed with the Securities and Exchange Commission (the “Commission”) a Current Report on Form 8-K that includes an audited balance sheet reflecting the Company’s receipt of the proceeds of the Offering and the Unit Private Placement (as defined in Section 1.4.2) and (ii) the Company has filed with the Commission a Current Report on Form 8-K and issued a press release announcing when such separate trading will begin. Each whole Warrant entitles its holder to purchase one Ordinary Share for $11.50 per share, subject to adjustment, commencing 30 days after the consummation by the Company of a merger, share exchange, asset acquisition, share purchase, reorganization, or similar business combination with one or more businesses or entities (the “Business Combination”) and expiring on the five year anniversary of the consummation by the Company of its initial Business Combination, or earlier upon redemption of the Ordinary Shares or liquidation of the Company.

1.1.2            Payment and Delivery. Delivery and payment for the Firm Units shall be made at 10:00 a.m., New York City time, on the second (2nd) Business Day (as defined below) following the commencement of trading of the Units, or at such earlier time as shall be agreed upon by the Representatives and the Company, at the offices of Graubard Miller, counsel to the Underwriters (“GM”), or at such other place as shall be agreed upon by the Representatives and the Company. The hour and date of delivery and payment for the Firm Units is called the “Closing Date.” Payment for the Firm Units shall be made on the Closing Date by wire transfer in Federal (same day) funds, payable as follows: $202,000,000 of the proceeds received by the Company for the Firm Units and the sale of Placement Units (as defined in Section 1.4.2) shall be deposited in the trust account (“Trust Account”) established by the Company for the benefit of the Public Shareholders (as defined below), as described in the Registration Statement (as defined in Section 2.1.1) pursuant to the terms of an Investment Management Trust Agreement (the “Trust Agreement”) between the Company and Continental Stock Transfer & Trust Company (“CST”). The funds deposited in the Trust Account shall include an aggregate of $7,000,000 ($0.35 per Firm Unit), payable to the Representatives as Deferred Underwriting Commission, in accordance with Section 1.3 hereof. The remaining proceeds received by the Company for the Firm Units (less commissions and actual expense payments or other fees payable pursuant to this Agreement), if any, shall be paid to the order of the Company upon delivery to the Representatives of certificates (in form and substance satisfactory to the Representatives) representing the Firm Units (or through the facilities of the Depository Trust Company (“DTC”)) for the account of the Underwriters. The Firm Units shall be registered in such name or names and in such authorized denominations as the Representatives may request in writing at least two (2) full Business Days prior to the Closing Date. The Company will permit the Representatives to examine and package the Firm Units for delivery, at least one (1) full Business Day prior to the Closing Date. The Company shall not be obligated to sell or deliver any of the Firm Units except upon tender of payment by the Representatives for all the Firm Units. As used herein, the term “Public Shareholders” means the holders of Ordinary Shares sold as part of the Units in the Offering or acquired in the aftermarket, including the Sponsor (defined below) and any officers and directors of the Company, to the extent he, she or it acquires such Ordinary Shares in the aftermarket (and solely with respect to such Ordinary Shares). “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York are generally open for use by customers on such day.

1.2            Over-Allotment Option.

1.2.1            Option Units. The Underwriters are hereby granted an option (the “Over-allotment Option”) to purchase up to an additional 3,000,000 units (the “Option Units”), the gross proceeds of which will be deposited in the Trust Account, for the purposes of covering any over-allotments in connection with the distribution and sale of the Firm Units. Such Option Units shall be identical in all respects to the Firm Units. The Firm Units and the Option Units are hereinafter collectively referred to as the “Units,” and the Units, the Ordinary Shares, the Warrants included in the Units, and the Ordinary Shares issuable upon exercise of the Warrants are hereinafter referred to collectively as the “Public Securities.” No Option Units shall be sold or delivered unless the Firm Units previously have been, or simultaneously are, sold and delivered. The right to purchase the Option Units, or any portion thereof, may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to the Company. The purchase price to be paid for each Option Unit will be the same price per Firm Unit set forth in Section 1.1.1 hereof.

1.2.2            Exercise of Option. The Over-allotment Option granted pursuant to Section 1.2.1 hereof may be exercised by the Representatives as to all (at any time) or any part (from time to time) of the Option Units within 45 days after the effective date (“Effective Date”) of the Registration Statement (as defined in Section 2.1.1 hereof). The Underwriters will not be under any obligation to purchase any Option Units prior to the exercise of the Over-allotment Option. The Over-allotment Option granted hereby may be exercised by the giving of oral notice to the Company by the Representatives, which must be confirmed in accordance with Section 10.1 herein setting forth the number of Option Units to be purchased and the date and time for delivery of and payment for the Option Units (the “Option Closing Date”), which will not be later than five (5) full Business Days after the date of the notice or such other time and in such other manner as shall be agreed upon by the Company and the Representatives, at the offices of GM or at such other place (including remotely by facsimile or other electronic transmission) as shall be agreed upon by the Company and the Representatives. If such delivery and payment for the Option Units does not occur on the Closing Date, the Option Closing Date will be as set forth in the notice. Upon exercise of the Over-allotment Option, the Company will become obligated to convey to the Underwriters, and, subject to the terms and conditions set forth herein, the Underwriters will become obligated to purchase, the number of Option Units specified in such notice.

1.2.3            Payment and Delivery. Payment for the Option Units shall be made on the Option Closing Date by wire transfer in Federal (same day) funds, payable as follows: $10.00 per Option Unit shall be deposited in the Trust Account pursuant to the Trust Agreement upon delivery to the Representatives of certificates (in form and substance satisfactory to the Representatives) representing the Option Units (or through the facilities of DTC) for the account of the Representatives. The amount to be deposited in the Trust Account will include $0.55 per Option Unit (up to $1,650,000), payable to the Representatives, as Deferred Underwriting Commission, in accordance with Section 1.3 hereof. The certificates representing the Option Units to be delivered will be in such denominations and registered in such names as the Representatives requests in writing not less than two full Business Days prior to the Closing Date or the Option Closing Date, as the case may be, and will be made available to the Representatives for inspection, checking and packaging at the aforesaid office of the Company’s transfer agent or correspondent not less than one full Business Day prior to such Closing Date. The Company shall not be obligated to sell or deliver the Option Units except upon tender of payment by the Underwriters for applicable Option Units.

1.3            Deferred Underwriting Commission. The Underwriters agree that 3.5% of the gross proceeds from the sale of the Firm Units ($7,000,000) and 5.5% of the gross proceeds from the sale of the Option Units (up to $1,650,000), if any (collectively, the “Deferred Underwriting Commission”), will be deposited and held in the Trust Account and payable directly from the Trust Account, without accrued interest, to the Representatives upon consummation of the Company’s initial Business Combination. Notwithstanding the foregoing, each of the Representatives reserves the right in its sole discretion to waive its respective portion of the Deferred Underwriting Commission at any time prior to the Company consummating a Business Combination by providing written notice to the Company of such waiver. In the event that the Company is unable to consummate a Business Combination and CST, as the trustee of the Trust Account (in this context, the “Trustee”), commences liquidation of the Trust Account as provided in the Trust Agreement, the Representatives agree that: (i) all rights or claims to the Deferred Underwriting Commission shall be forfeited; and (ii) the Deferred Underwriting Commission, together with all other amounts on deposit in the Trust Account, shall be distributed on a pro-rata basis among the Public Shareholders.

1.4            Private Placements.

1.4.1            Founder Shares. In March 2023, the Company issued to Haymaker Sponsor IV LLC (the “Sponsor”), for an aggregate consideration of $25,000, 5,750,000 Class B ordinary shares (the “Founder Shares”) in a private placement exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”). No underwriting discounts, commissions, or placement fees have been or will be payable in connection with the purchase of Founder Shares. Except as described in the Registration Statement, none of the Founder Shares may be sold, assigned or transferred by the Sponsor until the earlier of: (i) six months following the consummation of the Business Combination; or (ii) subsequent to the consummation of a Business Combination, the date on which the Company consummates a transaction which results in all of the Company’s shareholders having the right to exchange their shares for cash, securities, or other property. The holders of Founder Shares shall have no right to any liquidating distributions with respect to any portion of the Founder Shares in the event the Company fails to consummate a Business Combination. The holders of the Founder Shares shall not have redemption rights with respect to the Founder Shares. In the event that the Over-allotment Option is not exercised in full, the Sponsor will be required to forfeit such number of Founder Shares (up to 750,000 Founder Shares) such that the Founder Shares then outstanding will comprise 20% of the issued and outstanding shares of the Company after giving effect to the Offering and exercise, if any, of the Over-allotment Option (but excluding the Ordinary Shares underlying the Placement Units (as defined below)).

1.4.2            Unit Private Placement. Simultaneously with the Closing Date, the Sponsor will purchase from the Company pursuant to the Purchase Agreement (as defined in Section 2.21.2 hereof) 767,600 units (the “Placement Units”) at a purchase price of $10.00 per Placement Unit in a private placement intended to be exempt from registration under the Act pursuant to Section 4(a)(2) of the Act. Simultaneously with the Option Closing Date, the Sponsor will purchase from the Company pursuant to the Purhcase Agreement up to 30,000 additional Placement Units in an amount necessary to maintain $10.10 per share sold in the Offering in the Trust Fund. The private placement of the Placement Units is referred to herein as the “Unit Private Placement.” None of the Placement Units (or underlying Ordinary Shares and Warrants) may be sold, assigned or transferred by the Sponsor or its permitted transferees until thirty (30) days after consummation of a Business Combination. Certain proceeds from the sale of the Placement Units shall be deposited into the Trust Account

1.4.3            The Placement Units, the Ordinary Shares and Warrants included in the Placement Units and the Ordinary Shares issuable upon exercise of the Warrants included in the Placement Units are hereinafter referred to collectively as the “Placement Securities”. No underwriting discounts, commissions, or placement fees have been or will be payable in connection with the Placement Securities. The Public Securities, the Placement Securities, and the Founder Shares are hereinafter referred to collectively as the “Securities”.

1.5            Working Capital. Upon consummation of the Offering, it is intended that approximately $1,000,000 of the proceeds from the Offering and the Unit Private Placement will be released to the Company and held outside of the Trust Account to fund the working capital requirements of the Company.

1.6            Interest Income. Prior to the Company’s consummation of a Business Combination or the Company’s liquidation, interest earned on the Trust Account may be released to the Company from the Trust Account only in accordance with the terms of the Trust Agreement to pay any taxes incurred by the Company, all as more fully described in the Prospectus (as defined below).

2.            Representations and Warranties of the Company. The Company represents and warrants to the Underwriters as follows:

2.1            Filing of Registration Statement.

2.1.1            Pursuant to the Act. The Company has filed with the Commission a registration statement and an amendment or amendments thereto, on Form S-1 (File No. 333-______), including any related preliminary prospectus (“Preliminary Prospectus”), including any prospectus that is included in the Registration Statement immediately prior to the effectiveness of the Registration Statement), for the registration of the Units, Ordinary Shares and Warrants under the Act, which registration statement and amendment or amendments have been prepared by the Company in conformity with the requirements of the Act, and the rules and regulations (the “Regulations”) of the Commission under the Act. The conditions for use of Form S-1 to register the Offering under the Act, as set forth in the General Instructions to such Form, have been satisfied. Except as the context may otherwise require, such registration statement, as amended, on file with the Commission at the time the registration statement becomes effective (including the prospectus, financial statements, schedules, exhibits and all other documents filed as a part thereof or incorporated therein and all information deemed to be a part thereof as of such time pursuant to Rule 430A of the Regulations), is hereinafter called the “Registration Statement,” and the form of the final prospectus dated the Effective Date included in the Registration Statement (or, if applicable, the form of final prospectus containing information permitted to be omitted at the time of effectiveness by Rule 430A of the Regulations, filed by the Company with the Commission pursuant to Rule 424 of the Regulations), is hereinafter called the “Prospectus.” For purposes of this Agreement, “Time of Sale,” as used in the Act, means 5:00 p.m. New York City time, on the date of this Agreement. Prior to the Time of Sale, the Company prepared a Preliminary Prospectus, which was included in the Registration Statement filed on ______, 2023, for distribution by the Underwriters (such Preliminary Prospectus used most recently prior to the Time of Sale, the “Sale Preliminary Prospectus”). Unless otherwise specified, any reference herein to the term “Registration Statement” shall be deemed to include any Registration Statement filed pursuant to Rule 462(b) under the Act registering additional securities (a “Rule 462(b) Registration Statement”). Other than any Rule 462(b) Registration Statement and the Form 8-A registration statement referred to below in Section 2.1.2, no other document with respect to the Registration Statement has been filed with the Commission. All of the Public Securities have been registered for public sale under the Act pursuant to the Registration Statement and the Rule 462(b) Registration Statement. The Registration Statement has been declared effective by the Commission on the date hereof. If, subsequent to the date of this Agreement, the Company or the Representatives determine that at the Time of Sale, the Sale Preliminary Prospectus includes an untrue statement of a material fact or omits a statement of material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and the Company and the Representatives agree to provide an opportunity to purchasers of the Units to terminate their old purchase contracts and enter into new purchase contracts, then the Sale Preliminary Prospectus will be deemed to include any additional information available to purchasers at the time of entry into the first such new purchase contract.

2.1.2            Pursuant to the Exchange Act. The Company has filed with the Commission a Form 8-A (File Number 001-____) providing for the registration under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of the Units, the Ordinary Shares and the Warrants. The registration of the Units, Ordinary Shares and Warrants under the Exchange Act has been declared effective by the Commission on the date hereof and the Units, the Ordinary Shares and the Warrants have been registered pursuant to Section 12(b) of the Exchange Act.

2.1.3            No Stop Orders, Etc. Neither the Commission nor, to the Company’s knowledge, assuming reasonable inquiry, any federal, state, or other regulatory authority has issued any order or threatened to issue any order preventing or suspending the use of the Registration Statement, any Preliminary Prospectus, the Sale Preliminary Prospectus, or Prospectus or any part thereof, or has instituted or, to the Company’s knowledge, assuming reasonable inquiry, threatened to institute any proceedings with respect to such an order.

2.2            Disclosures in Registration Statement.

2.2.1            10b-5 Representation. At the time of effectiveness of the Registration Statement (or at the time of any post-effective amendment to the Registration Statement) and at all times subsequent thereto up to the Closing Date and the Option Closing Date, if any, the Registration Statement, the Sale Preliminary Prospectus and the Prospectus do and will contain all material statements that are required to be stated therein in accordance with the Act and the Regulations, and did or will, in all material respects, conform to the requirements of the Act and the Regulations. The Registration Statement, as of the Effective Date, did not, and the amendments and supplements thereto, as of their respective dates, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein, or necessary to make the statements therein, not misleading. The Prospectus, as of its date and the Closing Date or the Option Closing Date, as the case may be, did not, and the amendments and supplements thereto, as of their respective dates, will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Sale Preliminary Prospectus, as of the Time of Sale (or such subsequent Time of Sale pursuant to Section 2.1.1), did not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. When any Preliminary Prospectus or the Sale Preliminary Prospectus was first filed with the Commission (whether filed as part of the Registration Statement for the registration of the Public Securities or any amendment thereto or pursuant to Rule 424(a) of the Regulations) and when any amendment thereof or supplement thereto was first filed with the Commission, such Preliminary Prospectus or the Sale Preliminary Prospectus and any amendments thereof and supplements thereto complied or will have been corrected in the Sale Preliminary Prospectus and the Prospectus to comply in all material respects with the applicable provisions of the Act and the Regulations and did not and will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representation and warranty made in this Section 2.2.1 does not apply to statements made or statements omitted in reliance upon and in conformity with written information furnished to the Company with respect to the Underwriters by the Underwriters expressly for use in the Registration Statement, the Sale Preliminary Prospectus or the Prospectus or any amendment thereof or supplement thereto. The parties acknowledge and agree that such information provided by or on behalf of the Underwriters consists solely of the following: the names of the Underwriters, the information with respect to dealers’ concessions and reallowances, the information with respect to short positions and stabilizing transactions contained in the section entitled “Underwriting – Stabilization and Other Transactions” and the identity of counsel to the Underwriters contained in the section entitled “Legal Matters” (such information, collectively, the “Underwriters’ Information”).

2.2.2            Disclosure of Agreements. The agreements and documents described in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus conform to the descriptions thereof contained therein in all material respects and there are no agreements or other documents required to be described in the Registration Statement, the Sale Preliminary Prospectus or the Prospectus or to be filed with the Commission as exhibits to the Registration Statement, that have not been so described or filed. Each agreement or other instrument (however characterized or described) to which the Company is a party or by which its property or business is or may be bound or affected and (i) that is referred to in the Registration Statement, Sale Preliminary Prospectus or the Prospectus or attached as an exhibit thereto, or (ii) is material to the Company’s business, has been duly authorized and validly executed by the Company, is in full force and effect and is enforceable against the Company and, to the Company’s knowledge, assuming reasonable inquiry, the other parties thereto, in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the foreign, federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, and no such agreement or instrument has been assigned by the Company, and neither the Company nor, to the Company’s knowledge, assuming reasonable inquiry, any other party is in breach or default thereunder and, to the Company’s knowledge, assuming reasonable inquiry, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a breach or default thereunder. To the Company’s knowledge, assuming reasonable inquiry, the performance by the Company of the material provisions of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses, including, without limitation, those relating to environmental laws and regulations.

2.2.3            Prior Securities Transactions. No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company since the date of the Company’s formation, except as disclosed in the Registration Statement.

2.2.4            Regulations. The disclosures in the Registration Statement, the Sale Preliminary Prospectus, and Prospectus concerning the effects of federal, foreign, state, and local regulation on the Company’s business as currently contemplated are correct in all material respects and do not omit to state a material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading.

2.3            Changes After Dates in Registration Statement.

2.3.1            No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus, except as otherwise specifically stated therein, (i) there has been no material adverse change in the condition, financial or otherwise, or business prospects of the Company, (ii) there have been no material transactions entered into by the Company, other than as contemplated pursuant to this Agreement, (iii) no member of the Company’s board of directors (the “Board of Directors”) or management has resigned from any position with the Company and (iv) no event or occurrence has taken place which materially impairs, or would likely materially impair, with the passage of time, the ability of the members of the Board of Directors or management to act in their capacities with the Company as described in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus.

2.3.2            Recent Securities Transactions. Subsequent to the respective dates as of which information is given in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus, and except as may otherwise be indicated or contemplated herein or therein, the Company has not (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money; or (ii) declared or paid any dividend or made any other distribution on or in respect to its share capital.

2.4            Independent Accountants. To the Company’s knowledge, assuming reasonable inquiry, Marcum LLP (“Marcum”), whose report is filed with the Commission as part of, and is included in, the Registration Statement, the Sale Preliminary Prospectus, and the Prospectus, are independent registered public accountants as required by the Act, the Regulations and the Public Company Accounting Oversight Board (the “PCAOB”), including the rules and regulations promulgated by such entity. To the Company’s knowledge, assuming reasonable inquiry, Marcum is currently registered with the PCAOB. Marcum has not, during the periods covered by the financial statements included in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act.

2.5            Financial Statements; Statistical Data.

2.5.1            Financial Statements. The financial statements, including the notes thereto and supporting schedules (if any) included in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus fairly present the financial position, the results of operations and the cash flows of the Company at the dates and for the periods to which they apply; such financial statements have been prepared in conformity with United States generally accepted accounting principles (“GAAP”), consistently applied throughout the periods involved; and the supporting schedules included in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus present fairly the information required to be stated therein in conformity with the Regulations. No other financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the Sale Preliminary Prospectus or the Prospectus. The Registration Statement, the Sale Preliminary Prospectus and the Prospectus disclose all material off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Company with unconsolidated entities or other persons that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses. There are no pro forma or as adjusted financial statements that are required to be included in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus in accordance with Regulation S-X or Form 10 that have not been included as required.

2.5.2            Statistical Data. The statistical, industry-related and market-related data included in the Registration Statement, the Sale Preliminary Prospectus, and/or the Prospectus are based on or derived from sources that the Company reasonably and in good faith believes are reliable and accurate, and such data materially agree with the sources from which they are derived.

2.6            Authorized Capital; Options. The Company had at the date or dates indicated in each of the Registration Statement, the Sale Preliminary Prospectus, and the Prospectus, as the case may be, duly authorized, issued and outstanding capitalization as set forth in the Registration Statement, the Sale Preliminary Prospectus, and the Prospectus. Based on the assumptions stated in the Registration Statement, the Sale Preliminary Prospectus, and the Prospectus, the Company will have on the Closing Date or on the Option Closing Date, as the case may be, the adjusted share capitalization set forth therein. Except as set forth in, or contemplated by the Registration Statement, the Sale Preliminary Prospectus and the Prospectus, on the Effective Date and on the Closing Date or Option Closing Date, as the case may be, there will be no options, warrants, or other rights to purchase or otherwise acquire any authorized but unissued Ordinary Shares or any security convertible into Ordinary Shares, or any contracts or commitments to issue or sell Ordinary Shares or any such options, warrants, rights or convertible securities.

2.7            Valid Issuance of Securities.

2.7.1            Outstanding Securities. All issued and outstanding securities of the Company issued prior to the transactions contemplated by this Agreement, including the Founder Shares, have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities was issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The authorized and outstanding securities of the Company conform in all material respects to all statements relating thereto contained in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus. All offers and sales and any transfers of the outstanding securities of the Company were at all relevant times either registered under the Act and the applicable state securities or Blue Sky laws or, based in part on the representations and warranties of the purchasers of such securities, exempt from such registration requirements.

2.7.2            Securities Sold Pursuant to this Agreement. The Securities have been duly authorized and reserved for issuance and when issued and paid for in accordance with this Agreement, will be validly issued and the Ordinary Shares will be fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; the Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Securities has been duly and validly taken. The form of certificates for the Securities conform to the corporate law of the jurisdiction of the Company’s incorporation and applicable securities laws. The Securities conform in all material respects to the descriptions thereof contained in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus, as the case may be. When paid for and issued, the Warrants will constitute valid and binding obligations of the Company to issue the number and type of securities of the Company called for thereby in accordance with the terms thereof and the terms of the Warrant Agreement (as defined below), such Warrants are enforceable against the Company in accordance with their respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under foreign, federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The Ordinary Shares issuable upon exercise of the Warrants have been reserved for issuance upon the exercise of the Warrants and upon payment of the consideration therefor, and when issued in accordance with the terms thereof such Ordinary Shares will be duly and validly authorized, validly issued, fully paid and non-assessable, and the holders thereof are not and will not be subject to personal liability by reason of being such holders.

2.7.3            Placement Securities. The Placement Units constitute, valid and binding obligations of the Company to issue the number and type of securities of the Company called for thereby in accordance with the terms thereof, and are, or will be, enforceable against the Company in accordance with their respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The Ordinary Shares issuable upon exercise of the Warrants included in the Placement Units have been reserved for issuance and, when issued in accordance with the terms of the Warrants, will be duly and validly authorized, validly issued and upon payment therefor, fully paid and non-assessable, and the holders thereof are not and will not be subject to personal liability by reason of being such holders. The Ordinary Shares included in the Placement Units are duly and validly authorized, validly issued and fully paid and non-assessable, and the holders thereof are not and will not be subject to personal liability by reason of being such holders.

2.7.4            No Integration. Neither the Company nor any of its affiliates has, prior to the date hereof, made any offer or sale of any securities which are required to be or may be “integrated” pursuant to the Act or the Regulations with the Offering.

2.8            Registration Rights of Third Parties. Except as set forth in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Act or to include any such securities in a registration statement to be filed by the Company.

2.9            Validity and Binding Effect of Agreements. This Agreement, the Warrant Agreement (as defined in Section 2.23), the Trust Agreement, the Services Agreement (as defined in Section 2.21.3), the Registration Rights Agreement (as defined in Section 2.21.4) and the Purchase Agreement (collectively, the “Transaction Documents”) have been duly and validly authorized by the Company and, when executed and delivered, will constitute the valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (ii) as to this Agreement only, as enforceability of any indemnification or contribution provision may be limited under the foreign, federal, and state securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

2.10            No Conflicts, Etc. The execution, delivery, and performance by the Company of the Transaction Documents, the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms hereof and thereof do not and will not, with or without the giving of notice or the lapse of time or both: (i) result in a breach or violation of, or conflict with any of the terms and provisions of, or constitute a default under, or result in the creation, modification, termination or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any agreement, obligation, condition, covenant or instrument to which the Company is a party or bound or to which its property is subject except pursuant to the Trust Agreement (ii) result in any violation of the provisions of the amended and restated memorandum and articles of association, as amended, of the Company (collectively, the “Charter Documents”); or (iii) violate any existing applicable statute, law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties, assets or business constituted as of the date hereof.

2.11            No Defaults; Violations. No default or violation exists in the due performance and observance of any term, covenant or condition of any license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the properties or assets of the Company is subject. The Company is not in violation of any term or provision of its Charter Documents or in violation of any franchise, license, permit, applicable law, rule, regulation, judgment or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or businesses.

2.12            Corporate Power; Licenses; Consents.

2.12.1            Conduct of Business. The Company has all requisite corporate power and authority, and has all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies that it needs as of the date hereof to conduct its business purpose as described in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus. The disclosures in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus concerning the effects of foreign, federal, state and local regulation on this Offering and the Company’s business purpose as currently contemplated are correct in all material respects and do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Since its formation, the Company has conducted no business and has incurred no liabilities other than in connection with and in furtherance of this Offering.

2.12.2            Transactions Contemplated Herein. The Company has all requisite corporate power and authority to enter into this Agreement and to carry out the provisions and conditions hereof, and all consents, authorizations, approvals and orders required in connection herewith have been obtained. No consent, authorization, or order of, and no filing with, any court, government agency or other body, foreign or domestic, is required for the valid issuance, sale, and delivery, of the Securities and the consummation of the transactions and agreements contemplated by the Transaction Documents and as contemplated by the Registration Statement, the Sale Preliminary Prospectus and the Prospectus, except with respect to applicable foreign, federal and state securities laws, the rules of the New York Stock Exchange (“NYSE”), and the rules and regulations promulgated by the Financial Industry Regulatory Authority, Inc. (“FINRA”).

2.13            D&O Questionnaires. To the Company’s knowledge, assuming reasonable inquiry, all information contained in the questionnaires (“Questionnaires”) completed by each of the Company’s officers, directors and shareholders (“Insiders”) and provided to the Representatives and their counsel and the biographies of the Insiders contained in the Registration Statement, Sale Preliminary Prospectus and the Prospectus (to the extent a biography is contained) is true and correct and the Company has not become aware of any information which would cause the information disclosed in the Questionnaires completed by each Insider to become inaccurate, incorrect or incomplete.

2.14            Litigation; Governmental Proceedings. There is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding pending, or to the Company’s knowledge, assuming reasonable inquiry, threatened against or involving the Company or, to the Company’s knowledge, assuming reasonable inquiry, any Insider or any shareholder or member of an Insider that has not been disclosed, that is required to be disclosed, in the Registration Statement, the Sale Preliminary Prospectus, the Prospectus or the Questionnaires.

2.15            Good Standing. The Company has been duly organized and is validly existing as an exempted company and is in good standing under the laws of its jurisdiction of incorporation. The Company is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify would not have a material adverse effect on the condition (financial or otherwise), earnings, assets, prospects, business, operations or properties of the Company, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”).

2.16            No Selection of a Business Combination Target. As of the date of this Agreement, the Company has not selected any Business Combination target (each a “Target Business”) and it has not, nor has anyone on its behalf, engaged in any substantive discussions, directly or indirectly, with any Target Business with respect to a Business Combination with the Company.

2.17            Transactions Requiring Disclosure to FINRA.

2.17.1            Finder’s Fees. There are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder’s, consulting or origination fee by the Company or any Insider with respect to the sale of the Securities hereunder or any other arrangements, agreements or understandings of the Company or to the Company’s knowledge, assuming reasonable inquiry, any Insider that may affect the Underwriters’ compensation, as determined by FINRA.

2.17.2            Payments Within 180 Days. The Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; or (ii) any"participating member," as defined in FINRA Rule 5110, with respect to the Offering ("Participating Member"), within the 180-day period prior to the initial filing of the Registration Statement. The Company has not issued any warrants or other securities, or granted any options, directly or indirectly, to any Participating Member within the 180-day period prior to the initial filing date of the Registration Statement except as disclosed in the Registration Statement. No person to whom securities of the Company have been privately issued within the 180-day period prior to the initial filing date of the Registration Statement has any relationship or affiliation or association with any Participating Member except as disclosed in the Registration Statement. Except with respect to the Representatives in connection with the Offering, the Company has not entered into any agreement or arrangement (including, without limitation, any consulting agreement or any other type of agreement) during the 180-day period prior to the initial filing date of the Registration Statement with the Commission, which arrangement or agreement provides for the receipt of any underwriting compensation as defined in FINRA Rule 5110.

2.17.3            FINRA Affiliation. Other than as disclosed to the Representatives, no officer or director or any direct or indirect beneficial owner (including the Insiders) of any class of the Company’s unregistered securities (whether debt or equity, registered or unregistered, regardless of the time acquired or the source from which derived) has any direct or indirect affiliation or association with any Participating Member (as determined in accordance with the rules and regulations of FINRA). The Company will advise the Representatives and GM if it learns that any officer or director or any direct or indirect beneficial owner (including the Insiders) is or becomes an affiliate or associated person of a Participating Member.

2.17.4            Share Ownership. No officer or director or any direct or indirect beneficial owner (including the Insiders) of any class of the Company’s unregistered securities is an owner of shares or other securities of any Participating Member (other than securities purchased on the open market).

2.17.5            Proceeds of the Offering. No proceeds from the sale of the Public Securities (excluding underwriting compensation) or the Placement Units, will be paid to any Participating Member, except as specifically authorized herein.

2.17.6            Conflicts of Interest. To the Company’s knowledge, assuming reasonable inquiry, no Participating Member has a conflict of interest with the Company. For this purpose, a “conflict of interest” exists when a member of FINRA and/or its associated persons, parent or affiliates in the aggregate beneficially own 10% or more of the Company’s outstanding common equity, or 10% or more of the Company’s preferred equity.

2.18            Taxes.

2.18.1            There are no transfer taxes or other similar fees or charges under Cayman Islands law, U.S. federal law or the laws of any U.S. state or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Public Securities.

2.18.2            The Company has filed all non-U.S. and U.S. federal, state and local tax returns required to be filed with taxing authorities prior to the date hereof in a timely manner or has duly obtained extensions of time for the filing thereof. The Company has paid all taxes shown as due on such returns that were filed and has paid all taxes imposed on it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable. The Company has made appropriate provisions in the applicable financial statements referred to in Section 2.5.1 above in respect of all federal, state, local and foreign income and franchise taxes for all current or prior periods as to which the tax liability of the Company has not been finally determined.

2.18.3. Assuming the Company satisfies the “start up exception” (as described in the Registration Statement) to the “passive foreign investment company” (“PFIC”) provisions of the Internal Revenue Code of 1986, as amended, and subject to the discussion of PFICs and other Federal income tax issues set forth in the Registration Statement under the heading “TAXATION – Material United States Federal Income Tax Considerations,” the Company will not be a PFIC for Federal income tax purposes for its initial taxable year ending December 31, 2023.

2.19            Foreign Corrupt Practices Act; Anti-Money Laundering; Patriot Act.

2.19.1            Foreign Corrupt Practices Act. Neither the Company nor to the Company’s knowledge, assuming reasonable inquiry, any of the Insiders or any other person acting on behalf of the Company has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) that (i) might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, might have had a Material Adverse Effect, or (iii) if not continued in the future, might adversely affect the assets, business or operations of the Company. The Company has taken reasonable steps to ensure that its accounting controls and procedures are sufficient to cause the Company to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended.

2.19.2            Currency and Foreign Transactions Reporting Act. The operations of the Company are and have been conducted at all times in compliance with (i) the requirements of the U.S. Treasury Department Office of Foreign Asset Control and (ii) applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transaction Reporting Act of 1970, as amended, including the Money Laundering Control Act of 1986, as amended, the rules and regulations thereunder and any related or similar money laundering statutes, rules, regulations or guidelines, issued, administered or enforced by any Federal governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, assuming reasonable inquiry, threatened.

2.19.3            Patriot Act. Neither the Company nor to the Company’s knowledge, assuming reasonable inquiry, any Insider has violated the Bank Secrecy Act of 1970, as amended, or Uniting and Strengthening of America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, and/or the rules and regulations promulgated under any such law, or any successor law.

2.20            Officers’ Certificate. Any certificate signed by any duly authorized officer of the Company in connection with the Offering and delivered to the Representatives or to GM shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

2.21            Agreements With Insiders.

2.21.1            Insider Letter. The Company has caused to be duly executed a legally binding and enforceable agreement (except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (ii) as enforceability of any indemnification, contribution or noncompete provision may be limited under foreign, federal and state securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought), a form of which is annexed as an exhibit to the Registration Statement (the “Insider Letter”), pursuant to which each of the Insiders of the Company agree to certain matters as described in the Registration Statement. The Insider Letter shall not be amended, modified or otherwise changed without the prior written consent of the Representatives.

2.21.2            Purchase Agreement. The Sponsor has executed and delivered a Private Placement Units Purchase Agreement, the form of which is annexed as an exhibit to the Registration Statement (the “Purchase Agreement”), pursuant to which the Sponsor will, among other things, on the Closing Date and Option Closing Date, if any, consummate the purchase of and deliver the purchase price for the Placement Units allocated to the Sponsor as described in Section 1.4.2. Pursuant to the Purchase Agreement, (i) the Sponsor has waived any and all rights and claims it may have to any proceeds, and any interest thereon, held in the Trust Account in respect of the Placement Units, and (ii) the proceeds from the sale of the Placement Units will be deposited by the Company in the Trust Account in accordance with the terms of the Trust Agreement on the Closing Date or Option Closing Date, as applicable, as provided for in the Purchase Agreement.

2.21.3            Administrative Services and Advisory Services. The Company and an affiliate of the Sponsor have entered into an agreement (“Services Agreement”) substantially in the form annexed as an exhibit to the Registration Statement pursuant to which such affiliate of the Sponsor will make available to the Company general and administrative services including office space, utilities and secretarial support for the Company’s use for $20,000 per month, on the terms and subject to the conditions set forth in the Services Agreement. In addition, the Company and an affiliate of the Company’s Chief Financial Officer have entered into an agreement (“Advisory Agreement”) substantially in the form annexed as an exhibit to the Registration Statement pursuant to which such affiliate will provide certain advisory services to the Company for $20,000 per month, on the terms and subject to the conditions set forth in the Advisory Agreement.

2.21.4            Registration Rights Agreement. The Company and the Sponsor have entered into a Registration Rights Agreement (“Registration Rights Agreement”) substantially in the form annexed as an exhibit to the Registration Statement, whereby the Sponsor will be entitled to certain registration rights with respect to the securities it holds or may hold, as set forth in such Registration Rights Agreement and described more fully in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus.

2.21.5            Loans. The Sponsor has agreed to make loans to the Company in the aggregate amount of up to $300,000 (the “Insider Loans”) pursuant to a promissory note substantially in the form annexed as an exhibit to the Registration Statement. The Insider Loans do not bear any interest and are repayable by the Company on the earlier of December 31, 2023 or the consummation of the Offering.

2.22            Investment Management Trust Agreement. The Company has entered into the Trust Agreement with respect to certain proceeds of the Offering and the Unit Private Placement substantially in the form annexed as an exhibit to the Registration Statement.

2.23            Warrant Agreement. The Company has entered into a warrant agreement with respect to the Warrants underlying the Units and the Placement Units and certain other warrants that may be issued by the Company with CST substantially in the form filed as an exhibit to the Registration Statement (“Warrant Agreement”).

2.24            No Existing Non-Competition Agreements. No Insider is subject to any non-competition agreement or non-solicitation agreement with any employer or prior employer which could materially affect his ability to be an employee, officer and/or director of the Company, except as disclosed in the Registration Statement.

2.25            Investments. No more than 45% of the “value” (as defined in Section 2(a)(41) of the Investment Company Act of 1940, as amended (“Investment Company Act”)) of the Company’s total assets consist of, and no more than 45% of the Company’s net income after taxes is derived from, securities other than “Government Securities” (as defined in Section 2(a)(16) of the Investment Company Act) or money market funds meeting the conditions of Rule 2a-7 of the Investment Company Act.

2.26            Investment Company Act. The Company is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Sale Preliminary Prospectus and Prospectus will not be required, to register as an “investment company” under the Investment Company Act.

2.27            Subsidiaries. The Company does not own an interest in any corporation, partnership, limited liability company, joint venture, trust or other business entity.

2.28            Related Party Transactions. No relationship, direct or indirect, exists between or among the Company, on the one hand, and any Insider, on the other hand, which is required by the Act, the Exchange Act or the Regulations to be described in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus which is not so described as required. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business), or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members, except as disclosed in the Registration Statement, the Sale Preliminary Prospectus and Prospectus. The Company has not extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or officer of the Company.

2.29            No Influence. The Company has not offered, or caused the Underwriters to offer, the Firm Units to any person or entity with the intention of unlawfully influencing: (a) a customer or supplier of the Company or any affiliate of the Company to alter the customer’s or supplier’s level or type of business with the Company or such affiliate or (b) a journalist or publication to write or publish favorable information about the Company or any such affiliate.

2.30            Sarbanes-Oxley. The Company is, or on the Closing Date will be, in material compliance with the provisions of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder and related or similar rules or regulations promulgated by any governmental or self-regulatory entity or agency, that are applicable to it as of the date hereof.

2.31            Distribution of Offering Material by the Company. The Company has not distributed and will not distribute, prior to the later of the Closing Date and the completion of the distribution of the Units, any offering material in connection with the offering and sale of the Units other than the Sale Preliminary Prospectus and the Prospectus, in each case as supplemented and amended.

2.32            NYSE. The Public Securities have been authorized for listing, subject to official notice of issuance and evidence of satisfactory distribution, on NYSE, and the Company knows of no reason or set of facts that is likely to adversely affect such authorization.

2.33            Board of Directors. As of the Effective Date, the Board of Directors of the Company will be comprised of the persons set forth as “Directors” or “Director nominees” under the heading of the Sale Preliminary Prospectus and the Prospectus captioned “Management.” As of the Effective Date, the qualifications of the persons serving as board members and the overall composition of the board will comply with the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder and the rules of NYSE that are, in each case, applicable to the Company. As of the Effective Date, the Company will have an Audit Committee that satisfies the applicable requirements under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder and the rules of NYSE.

2.34            Emerging Growth Company. From its formation through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Act (an “Emerging Growth Company”).

2.35            No Disqualification Events. Neither the Company, nor any of its predecessors or any affiliated issuer, nor any director, executive officer, or other officer of the Company participating in the Offering, nor any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Act) connected with the Company in any capacity at the time of sale (each, a “Company Covered Person” and, together, “Company Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Company Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Underwriters a copy of any disclosures provided thereunder.

2.36            Free-Writing Prospectus and Testing-the-Waters. The Company has not made any offer relating to the Public Securities that would constitute an issuer free writing prospectus, as defined in Rule 433 under the Act, or that would otherwise constitute a “free writing prospectus” as defined in Rule 405. The Company: (a) has not engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the Act or institutions that are accredited investors within the meaning of Rule 501 under the Act and (b) has not authorized anyone to engage in Testing-the-Waters Communications other than its officers and the Representatives and individuals engaged by the Representatives. The Company has not distributed any written Testing-the-Waters Communications other than those listed on Schedule B hereto. “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act.

3.            Covenants of the Company. The Company covenants and agrees as follows:

3.1            Amendments to Registration Statement. The Company will deliver to the Representatives, prior to filing, any amendment or supplement to the Registration Statement, any Preliminary Prospectus or the Prospectus proposed to be filed after the Effective Date and the Company shall not file any such amendment or supplement to which the Representatives reasonably object in writing.

3.2            Federal Securities Laws.

3.2.1            Compliance. During the time when a Prospectus is required to be delivered under the Act, the Company will use its best efforts to comply with all requirements imposed upon it by the Act, the Regulations, and the Exchange Act, and by the regulations under the Exchange Act, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Securities in accordance with the provisions hereof and the Sale Preliminary Prospectus and the Prospectus. If at any time when a Prospectus relating to the Securities is required to be delivered under the Act, any event shall have occurred as a result of which, in the opinion of counsel for the Company or counsel for the Underwriter, the Prospectus, as then amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with the Act, the Company will notify the Representatives promptly and prepare and file with the Commission, subject to Section 3.1 hereof, an appropriate amendment or supplement in accordance with Section 10 of the Act.

3.2.2            Filing of Final Prospectus. The Company will file the Prospectus (in form and substance satisfactory to the Representatives) with the Commission pursuant to the requirements of Rule 424 of the Regulations.

3.2.3            Exchange Act Registration. The Company will use its best efforts to maintain the registration of the Public Securities under the provisions of the Exchange Act (except in connection with a going-private transaction) for a period of five years from the Effective Date, or until the Company is required to be liquidated or is acquired, if earlier, or, in the case of the Warrants, until the Warrants expire and are no longer exercisable or have been exercised or redeemed in full. The Company will not deregister the Public Securities under the Exchange Act prior to its initial Business Combination without the prior written consent of the Representatives.

3.2.4            Exchange Act Filings. From the Effective Date until the earlier of the Company’s initial Business Combination, or its liquidation and dissolution, the Company shall timely file with the Commission via the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) such statements and reports as are required to be filed by a company registered under Section 12(b) of the Exchange Act.

3.2.5            Sarbanes-Oxley Compliance. As soon as it is legally required to do so, the Company shall take all actions necessary to obtain and thereafter maintain material compliance with each applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder and related or similar rules and regulations promulgated by any other governmental or self-regulatory entity or agency with jurisdiction over the Company.

3.3            Free-Writing Prospectus. The Company agrees that it will not make any offer relating to the Public Securities that would constitute an issuer free writing prospectus, as defined in Rule 433 under the Act, or that would otherwise constitute a “free writing prospectus” as defined in Rule 405, without the prior consent of the Underwriter.

3.4            Delivery to Underwriters of Prospectuses. The Company will deliver to the Underwriters, without charge and from time to time during the period when the Prospectus is required to be delivered under the Act or the Exchange Act, such number of copies of each Preliminary Prospectus and the Prospectus as the Underwriters may reasonably request and, as soon as the Registration Statement or any amendment or supplement thereto becomes effective, deliver to the Underwriters, upon their request, two manually executed Registration Statements, including exhibits, and all post-effective amendments thereto and copies of all exhibits filed therewith or incorporated therein by reference and all manually executed consents of certified experts.

3.5            Effectiveness and Events Requiring Notice to the Representatives. The Company will use its best efforts to cause the Registration Statement to remain effective and will notify the Representatives immediately and confirm the notice in writing: (i) of the effectiveness of the Registration Statement and any amendment thereto; (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or of the initiation, or the threatening, of any proceeding for that purpose; (iii) of the issuance by any foreign or state securities commission of any proceedings for the suspension of the qualification of the Public Securities for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose; (iv) of the mailing and delivery to the Commission for filing of any amendment or supplement to the Registration Statement or Prospectus; (v) of the receipt of any comments or request for any additional information from the Commission; and (vi) of the happening of any event that, in the reasonable judgment of the Company, makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, and in light of the circumstances under which they were made, not misleading. If the Commission or any foreign or state securities commission shall enter a stop order or suspend such qualification at any time, the Company will make every reasonable effort to obtain promptly the lifting of such order.

3.6            Affiliated Transactions.

3.6.1            Business Combinations. The Company will not consummate a Business Combination with any entity that is affiliated with any Insider unless (i) the Company obtains an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions that the Business Combination is fair to the Company from a financial point of view and (ii) a majority of the Company’s disinterested and independent directors (if there are any) approve such transaction.

3.6.2            Compensation to Insiders. Except as disclosed in the Prospectus, the Company shall not pay any of the Insiders or any of their affiliates any fees or compensation from the Company, for services rendered to the Company prior to, or in connection with, the consummation of a Business Combination.

3.7            Financial Public Relations Firm. Promptly after the execution of a definitive agreement for a Business Combination, the Company shall retain a financial public relations firm reasonably acceptable to the Representatives for a term to be agreed on by the Company and the Representatives.

3.8            Reports to the Representatives. For a period of five years from the Effective Date or until such earlier time upon which the Company is required to be liquidated or is no longer required to file reports under the Exchange Act, the Company will furnish to the Representatives and their counsel copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of its securities, and promptly furnish to the Underwriters: (i) a copy of each periodic report the Company shall be required to file with the Commission, (ii) a copy of every press release and every news item and article with respect to the Company or its affairs that was released by the Company, (iii) a copy of each current Report on Form 8-K or Schedules 13D, 13G, 14D-1 or 13E-4 received or prepared by the Company, (iv) two (2) copies of each registration statement filed by the Company with the Commission under the Act, and (v) such additional documents and information with respect to the Company and the affairs of any future subsidiaries of the Company as the Representatives may from time to time reasonably request; provided the Representatives shall sign, if requested by the Company, a Regulation FD compliant confidentiality agreement which is reasonably acceptable to the Representatives and their counsel in connection with the Representatives’ receipt of such information. Documents filed with the Commission pursuant to its EDGAR system shall be deemed to have been delivered to the Representatives pursuant to this Section.

3.9            Transfer Agent. For a period of five years following the Effective Date or until such earlier time upon which the Company is required to be liquidated, the Company shall retain a transfer agent and warrant agent acceptable to the Representatives. CST is acceptable to the Underwriters.

3.10            Payment of Expenses. The Company hereby agrees to pay on each of the Closing Date and the Option Closing Date, if any, to the extent not paid at Closing Date, all Company expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to (i) the Company’s legal and accounting fees and disbursements, (ii) the preparation, printing, filing, mailing and delivery (including the payment of postage with respect to such mailing) of the Registration Statement, the Preliminary Sale Prospectus and the Prospectus, including any pre or post effective amendments or supplements thereto, and the printing and mailing of this Agreement and related documents, including the cost of all copies thereof and any amendments thereof or supplements thereto supplied to the Underwriters in quantities as may be required by the Underwriters, (iii) the preparation, printing, engraving, issuance and delivery of the Units, the Ordinary Shares and the Warrants included in the Units, including any transfer or other taxes payable thereon, (iv) filing fees incurred in registering the Offering with FINRA and the reasonable fees of counsel (not to exceed $15,000) in connection therewith, (v) fees incurred in connection with conducting investigative searches and background checks of the Company’s management team, up to a maximum of $20,000, (vi) fees, costs and expenses incurred in listing the Securities on NYSE or such other stock exchanges as the Company and the Underwriters together determine, (vii) all fees and disbursements of the transfer and warrant agent, (viii) all Company’s expenses associated with “due diligence” and “road show” meetings arranged by the Representatives and any presentations made available by way of a netroadshow, including without limitation trips for the Company’s management to meet with prospective investors, all travel, food and lodging expenses associated with such trips incurred by the Company or such management; and (ix) all other costs and expenses customarily borne by an issuer incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 3.10. If the Offering is consummated, the Representatives may deduct from the net proceeds of the Offering payable to the Company on the Closing Date the expenses set forth above (which shall be mutually agreed upon between the Company and the Representatives prior to Closing) to be paid by the Company to the Representatives and others. If the Offering is not consummated for any reason (other than a breach by the Representative of any of its obligations hereunder), then the Company shall reimburse the Representative in full for its out-of-pocket accountable expenses actually incurred through such date, including, without limitation, reasonable fees and disbursements of counsel to the Representatives. If the Offering is consummated, the Company hereby also agrees to pay, promptly upon request of the Representatives, all of the expenses incurred by any of the Underwriters which are associated with any Business Combination marketing activities or capital markets advisory activities undertaken by any of the Underwriters at the request of the Company (the “Marketing Activities”).

3.11            Application of Net Proceeds. The Company will apply the net proceeds from the Offering and Unit Private Placement received by it in a manner consistent with the application described under the caption “Use of Proceeds” in the Prospectus.

3.12            Delivery of Earnings Statements to Security Holders. The Company will make generally available to its security holders as soon as practicable, but not later than the first day of the fifteenth full calendar month following the Effective Date, an earnings statement (which need not be certified by independent public or independent certified public accountants unless required by the Act or the Regulations, but which shall satisfy the provisions of Rule 158(a) under Section 11(a) of the Act) covering a period of at least twelve consecutive months beginning after the Effective Date.

3.13            Notice to FINRA.

3.13.1            Notice to the Representatives. For a period of sixty (60) days after the date of the Prospectus, in the event any person or entity (regardless of any FINRA affiliation or association) is engaged, in writing, to assist the Company in its search for a Target Business or to provide any other services in connection therewith, the Company will provide the following to the Representatives prior to the consummation of the Business Combination: (i) complete details of all services and copies of agreements governing such services; and (ii) justification as to why the person or entity providing the merger and acquisition services should not be considered a Participating Member with respect to the Offering, as such term is defined in FINRA Rule 5110. The Company also agrees that, if required by law, proper disclosure of such arrangement or potential arrangement will be made in the tender offer documents or proxy statement which the Company will file with the Commission in connection with the Business Combination.

3.13.2            FINRA. The Company shall advise the Representatives if it is aware that any 10% or greater shareholder of the Company becomes an affiliate or associated person of a Participating Member.

3.13.3            Broker/Dealer. In the event the Company intends to register as a broker/dealer, merge with or acquire a registered broker/dealer, or otherwise become a member of FINRA, it shall promptly notify FINRA

3.14            Stabilization. Neither the Company, nor to its knowledge, assuming reasonable inquiry, any of its employees, directors or shareholders (without the consent of the Representatives) has taken or will take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Units.

3.15            Intentionally Omitted.

3.16            Payment of Deferred Underwriting Commission on Business Combination. Upon the consummation of the Company’s initial Business Combination, the Company agrees that it will cause the Trustee to pay the Deferred Underwriting Commission directly from the Trust Account to the Representatives, in accordance with Section 1.3.

3.17            Internal Controls. The Company will maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

3.18            Accountants. Until the earlier of five years from the Effective Date or until such earlier time upon which the Company is required to be liquidated, the Company shall retain Marcum or another independent registered public accounting firm reasonably acceptable to the Representatives.

3.19            Form 8-K. The Company shall, on or prior to the date hereof, retain its independent registered public accounting firm to audit the balance sheet of the Company as of the Closing Date (“Audited Financial Statements”) reflecting the receipt by the Company of the proceeds of the Offering and the Unit Private Placement. As promptly as possible after the Closing Date, the Company shall file a Current Report on Form 8-K with the Commission, which Report shall contain the Company’s Audited Financial Statements.

3.20            Corporate Proceedings. All corporate proceedings and other legal matters necessary to carry out the provisions of this Agreement and the transactions contemplated hereby shall have been done to the reasonable satisfaction to GM.

3.21            Investment Company. The Company shall cause the proceeds of the Offering to be held in the Trust Account to be held as cash or cash items (including in demand deposit accounts) or invested only as provided for in the Trust Agreement and disclosed in the Prospectus. The Company will comply with the requirements of the “safe harbor” contained in proposed Rule 3a-10 under the Investment Company Act, as proposed or, of adopted by the Commission, as so adopted and will otherwise conduct its business in a manner so that it will not become subject to the Investment Company Act. Furthermore, once the Company consummates a Business Combination, it shall be engaged in a business other than that of investing, reinvesting, owning, holding or trading securities.

3.22            Amendments to Charter Documents. The Company covenants and agrees, that prior to its initial Business Combination it will not seek to amend or modify its Charter Documents, except as set forth therein. The Company acknowledges that the purchasers of the Public Securities in the Offering shall be deemed to be third party beneficiaries of this Agreement and specifically this Section 3.22.

3.23            Press Releases. The Company agrees that it will not issue press releases or engage in any other publicity, without the Representatives’ prior written consent (not to be unreasonably withheld), for a period of twenty-five (25) days after the Closing Date. Notwithstanding the foregoing, in no event shall the Company be prohibited from issuing any press releases or engaging in any other publicity required by law, except that including the name of any Underwriter therein shall require the prior written consent of such Underwriter.

3.24            Insurance. The Company will maintain directors’ and officers’ insurance (including, without limitation, insurance covering the Company, its directors and officers for liabilities or losses arising in connection with this Offering, including, without limitation, liabilities or losses arising under the Act, the Exchange Act, the Regulations and any applicable foreign securities laws).

3.25            Electronic Prospectus. The Company shall cause to be prepared and delivered to the Underwriters, at the Company’s expense, promptly, but in no event later than two (2) Business Days from the effective date of this Agreement, an Electronic Prospectus to be used by the Underwriters in connection with the Offering. As used herein, the term “Electronic Prospectus” means a form of prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to the Representatives, that may be transmitted electronically by the Underwriters to offerees and purchasers of the Units for at least the period during which a prospectus relating to the Units is required to be delivered under the Act; (ii) it shall disclose the same information as the paper prospectus and prospectus filed pursuant to EDGAR, except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic prospectus with a fair and accurate narrative description or tabular representation of such material, as appropriate; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to the Representatives, that will allow recipients thereof to store and have continuously ready access to the prospectus at any future time, without charge to such recipients (other than any fee charged for subscription to the Internet as a whole and for on-line time).

3.26            Private Placement Proceeds. On the Closing Date and Option Closing Date, the Company shall have caused the proceeds from the Unit Private Placement to be deposited into the Trust Account in accordance with the Purchase Agreement.

3.27            Future Financings. The Company agrees that neither it, nor any successor or subsidiary of the Company, will consummate any public or private equity or debt financing prior to the consummation of a Business Combination, unless all investors in such financing expressly waive, in writing, any rights in or claims against the Trust Account.

3.28            Amendments to Agreements. The Company shall not amend, modify or otherwise change the Warrant Agreement, Trust Agreement, Registration Rights Agreement, Purchase Agreement, the Services Agreement, or any Insider Letter without the prior written consent of the Representatives which will not be unreasonably withheld. Furthermore, the Trust Agreement shall provide that the trustee is required to obtain a joint written instruction signed by both the Company and the Representatives with respect to the transfer of the funds held in the Trust Account from the Trust Account, prior to commencing any liquidation of the assets of the Trust Account in connection with the consummation of any Business Combination, and such provision of the Trust Agreement shall not be permitted to be amended without the prior written consent of the Representatives.

3.29            NYSE. Until the consummation of a Business Combination, the Company will use its best efforts to maintain the listing of the Public Securities on NYSE or a national securities exchange acceptable to the Representatives.

3.30            Reservation of Shares. The Company will reserve and keep available that maximum number of its authorized but unissued securities which are issuable upon exercise of the Warrants and Warrants included in the Placement Units outstanding from time to time.

3.31            Notice of Disqualification Events. The Company will notify the Underwriters in writing, prior to the Closing Date, of (i) any Disqualification Event relating to any Company Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Company Covered Person.

3.32            Disqualification of S-1. Until the earlier of seven years from the date hereof or until the Warrants have either expired and are no longer exercisable or have all been exercised, the Company will not take any action or actions that prevent or disqualify the Company’s use of Form S-1 (or other appropriate form) for the registration of the Ordinary Shares issuable upon exercise of the Warrants under the Act.

3.33            Business Combination Securities Disclosure Documents.  If the Underwriters may be deemed to be underwriters of any securities issued pursuant to any registration statement or tender offer document filed with the Commission in connection with the consummation of the Business Combination by the Company, a Target Business or any direct or indirect parent or subsidiary of any of them (any such issuer or co-issuer, a “Registrant,” and any such securities, the “Business Combination Securities”) and the Underwriters are actively engaged as advsors to the Company in connection with the Business Combination, the Company shall provide or cause to be provided to the Underwriters all information and access to all persons, properties and documents necessary for the Underwriters to complete a due diligence investigation sufficient (in the view of the Underwriters in their sole discretion) to provide the Underwriters with a “reasonable due diligence” defense in respect of any claims that could be brought against an underwriter of the applicable Business Combination Securities under federal and state securities laws, rules and regulations, including, without limitation, Section 11 of the Securities Act of 1933, as amended. As used herein, the term “reasonable due diligence” means a reasonable investigation that provides the investigating person a reasonable ground to believe that at the time of the applicable offer, issuance or distribution of any Business Combination Securities, no registration statement, preliminary or final prospectus, proxy statement, tender offer document or offering memorandum, including, without limitation, any document incorporated by reference into any of the foregoing, or any amendment or supplement to any of the foregoing, or any other marketing document used by any Registrant (as defined below), filed with or furnished by the Company to the Commission in connection with the Business Combination but excluding any filing under Rule 425 of the Securities Act or Rule 14a-12 of the Exchange Act (each, a “Business Combination Securities Disclosure Document”), in each case relating to such offer, issuance or distribution, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein not misleading. The Company agrees that it will provide to the Representatives notice of each filing under Rule 425 of the Securities Act or Rule 14a-12 of the Exchange Act and each other form of public communication about the Business Combination made by the Company reasonably in advance of such filing or public communication. The Company further covenants that it will use its reasonable best efforts to ensure that any projections provided to the Representative by any Registrant or prepared by any Registrant or any Registrant Representative (as defined below) of any Registrant and contained in any Business Combination Securities Disclosure Document will have been prepared in good faith and will be based upon assumptions which, in light of the circumstances under which they are made, are reasonable at the time they were prepared.

3.34            Obligations in Connection with Business Combination. If (i) the Underwriters may be deemed to be underwriters of any Business Combination Securities, (ii) such Underwriters are actively engaged as advsors to the Company and (iii) such Underwriters exercise any of their rights pursuant to Section 3.33, then if requested by the Representativea, the following shall apply:

3.34.1. Prior to entering into any definitive agreement with respect to the Business Combination (or amendment thereto) and until such time as such Business Combination is consummated:

(a)            The Company agrees to use its commercially reasonable efforts to notify the Representatives with respect to, and to permit the Representatives, at their request, to participate in, all diligence sessions with any Registrant or any Registrant Representative.

(b)            The Company shall provide drafts of all Business Combination Securities Disclosure Documents to the Representatives and their legal counsel reasonably in advance of the filing by the Company (or, if such filing is to be made by a Registrant other than the Company, any filing which is required to be approved by the Company) of any Business Combination Securities Disclosure Document with the Commission or the circulation by any Registrant of any Business Combination Securities Disclosure Document to any prospective investor, sufficient to allow the Representatives and the Underwriters’ legal counsel to request changes determined by them to be reasonably necessary to such Business Combination Securities Disclosure Document before its filing or circulation.

3.34.2. Notwithstanding any provision to the contrary herein, the Company agrees, in the event that the Underwriters are engaged as advisors to the Company in connection with the Business Combination, that the Underwriters shall have the right, in connection with their reasonable due diligence under Section 3.33, (i) to retain counsel and other consultants and experts as they may deem necessary or desirable in connection with their reasonable due diligence under Section 3.34.1; (ii) to use its reasonable best efforts to ensure that each counsel to the Company and to any other Registrant provides legal opinions and negative assurance letters to the Underwriters as of the consummation of the Business Combination in form and substance reasonably satisfactory to the Representatives, and (iii) to use its reasonable best efforts to ensure that each accounting firm or firms that were retained by the Company or by any other Registrant and that have audited any financial statements set forth in any Business Combination Securities Disclosure Document provide “comfort letters” to the Underwriters pursuant to AU 634 of the Public Company Accounting Oversight Board as of the effectiveness of any Business Combination Securities Disclosure Document that was filed with the Commission and that was required to be declared effective by the Commission, and as of the consummation of the Business Combination. The parties agree that the Underwriters shall be responsible for the payment of all costs associated with clause 3.34.2(i) and 3.34.2(iii) and shall promptly reimburse the Representatives for all other documented out-of-pocket costs and expenses reasonably incurred by the Underwriters in connection with the foregoing; provided, however, the aggregate amount of such costs and expenses shall not exceed $[_____] and that such costs and expenses shall only be payable by the Company to the Underwriters upon closing of the Business Combination. Notwithstanding anything to the contrary herein, the delivery of each of the legal opinions and negative assurance letters described in clause 3.34.2(ii) shall be contingent upon (A) the delivery of legal opinions and negative assurance letters by counsel to the Target Business and the Representative, (B) the delivery of the comfort letters described in clause 3.34.2(iii) and (C) the delivery of customary certificates from the chief executive officer or chief financial officer of the Target Business in the form and substance reasonably requested.

3.34.3. In connection with the Business Combination, to the extent the Company retains an unaffiliated party (“the Fairness Opinion Provider”) to prepare a report and provide an opinion (the “Fairness Opinion”) concerning the fairness, from a financial point of view, of the Business Combination to the Company and its unaffiliated shareholders, the Company shall, pursuant to, and in accordance with, applicable law, disclose in reasonable detail in a Business Combination Securities Disclosure Document the results of that report and, as necessary or appropriate, a copy of that report. Each Registrant shall provide the Fairness Opinion Provider with all information and access to persons and documents that the Fairness Opinion Provider deems reasonably necessary and appropriate in connection with the preparation of its Fairness Opinion.

3.34.4. Prior to the consummation of the Business Combination, if the Underwriters are actively engaged as advsors to the Company in connection with the Business Combination, the Company shall include in the definitive agreement for the Business Combination (i) a covenant for the assignment and assumption, by the public entity resulting from the initial Business Combination, of all of the Company’s obligations hereunder and (ii) that the Underwriters may rely on the representations and warranties contained therein as if they were a party thereto. The Company shall use its commercially reasonable efforts to ensure that each Target Business or other Registrant agrees to execute and deliver to the Underwriters a joinder agreement, in form and substance reasonably satisfactory to the Representatives, pursuant to which it shall join this Agreement as a signatory and a party and thus to be subject to all of the terms and conditions of this Agreement. In addition, in connection with the Business Combination, the Company will, and will use its reasonable best efforts to cause each Registrant to, comply in all material respects with the obligations and covenants of the Company set forth in this Agreement and with all laws, rules and regulations applicable either to the Registrant and its business activities or to the Business Combination, as such laws, rules and regulations may be in effect at the time of the consummation of the Business Combination.

3.34.5. To the extent that the Representatives determine, in their sole judgment, that the Underwriters are required to make any filing with FINRA not provided for in Section 3.13 or otherwise to comply with FINRA rules in connection with the Business Combination, the Company shall cooperate with the Representatives and shall provide or cause to be provided to the Underwriters all information that the Representatives deem reasonably necessary in order to make any such filings and in order to comply with FINRA rules. If the Underwriters are actively engaged as advsors to the Company in connection with the Business Combination, the Company shall be responsible for the fees incurred with respect to any necessary FINRA filing, to the extent such filings are made in connection with the Business Combination.

3.34.6. Nothing herein shall be deemed to require the Underwriters to limit their rights to compensation or to reimbursement of expenses without their express agreement or otherwise to assume any liability other than as may be expressly required under the Securities Act.

3.34.7. The Company acknowledges and agrees that nothing in this Section 3.34 shall be interpreted to obligate the Underwriters to take any action, or to refrain from taking any action, in connection with the Business Combination and any such actions will be undertaken by each Underwriter, in respect of itself, in its sole discretion.

4.            Conditions of Underwriters’ Obligations. The obligations of the Underwriters to purchase and pay for the Units, as provided herein, shall be subject to the continuing accuracy of the representations and warranties of the Company as of the date hereof and as of each of the Closing Date and the Option Closing Date, if any, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof and to the performance by the Company of its obligations hereunder and to the following conditions:

4.1            Regulatory Matters.

4.1.1            Effectiveness of Registration Statement. The Registration Statement shall have become effective not later than 4:00 p.m., New York time, on the date of this Agreement or such later date and time as shall be consented to in writing by the Representatives.

4.1.2            FINRA Clearance. By the Effective Date, the Underwriters shall have received clearance from FINRA as to the amount of compensation allowable or payable to the Underwriters as described in the Registration Statement.

4.1.3            No Commission Stop Order. At the Closing Date, the Commission has not issued any order or threatened to issue any order preventing or suspending the use of any Preliminary Prospectus, the Prospectus or any part thereof, and has not instituted or, to the Company’s knowledge, assuming reasonable inquiry, threatened to institute any proceedings with respect to such an order.

4.1.4            NYSE. The Securities shall have been approved for listing on NYSE, subject to official notice of issuance and evidence of satisfactory distribution, satisfactory evidence of which shall have been provided to the Representatives.

4.2            Company Counsel Matters.

4.2.1            Closing Date and Option Closing Date Opinions of Counsel. On the Closing Date and the Option Closing Date, if any, the Representatives shall have received the favorable opinions and negative assurance statements of Ellenoff Grossman & Schole LLP and Ogier (Cayman) LLP, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Representatives as representatives for the several Underwriters and in form and substance satisfactory to the Representatives and GM.

4.2.2            Reliance. In rendering such opinions, such counsels may rely (i) as to matters involving the application of laws other than the laws of jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specifie in such opinions, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to the Representatives) of other counsel reasonably acceptable to the Representatives, familiar with the applicable laws and (ii) as to matters of fact, to the extent they deem proper, on certificates or other written statements of officers of the Company and officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company, provided that copies of any such statements or certificates shall be delivered to the Representatives’ counsel if requested. The opinions of counsels for the Company shall include a statement to the effect that they may be relied upon by counsel for the Underwriters in its opinion delivered to the Underwriters

4.2.3            Trust Fund Waiver. Counsels for the Company shall have waived all Claims against the Trust Account in a format reasonably acceptable to the Representatives.

4.3            Underwriter Counsel Matters. On the Closing Date and the Option Closing Date, if any, the Representatives shall have received the favorable opinion and negative assurance statement of GM, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Representatives as representatives for the several Underwriters and in form and substance satisfactory to the Representatives.

4.4            Comfort Letter. At the time this Agreement is executed, and at the Closing Date and Option Closing Date, if any, the Representatives shall have received a letter, addressed to the Representatives as representatives for the several Underwriters and in form and substance satisfactory in all respects (including the non-material nature of the changes or decreases, if any, referred to in Section 4.4.3 below) to the Representatives from Marcum dated, respectively, as of the date of this Agreement and as of the Closing Date and Option Closing Date, if any:

4.4.1            Confirming that they are independent accountants with respect to the Company within the meaning of the Act and the applicable Regulations and that they have not, during the periods covered by the financial statements included in the Registration Statement, Preliminary Prospectus, Sale Preliminary Prospectus and the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act;

4.4.2            Stating that in their opinion the financial statements of the Company included in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the published Regulations thereunder;

4.4.3            Stating that, on the basis of their review, which included a reading of the latest available unaudited interim financial statements of the Company (with an indication of the date of the latest available unaudited interim financial statements), a reading of the latest available minutes of the shareholders and Board of Directors and the various committees of the Board of Directors, consultations with officers and other employees of the Company responsible for financial and accounting matters and other specified procedures and inquiries, nothing has come to their attention that would lead them to believe that (a) the unaudited financial statements of the Company included in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Regulations or are not fairly presented in conformity with GAAP applied on a basis substantially consistent with that of the audited financial statements of the Company included in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus, or (b) at a date not later than five days prior to the Effective Date, Closing Date or Option Closing Date, as the case may be, there was any change in the share capital or long-term debt of the Company, or any decrease in the shareholders’ equity of the Company as compared with amounts shown in the __________, 20__ balance sheet included in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus, other than as set forth in or contemplated by the Registration Statement, the Sale Preliminary Prospectus and the Prospectus or, if there was any decrease, setting forth the amount of such decrease, and (c) during the period from ________, 20__ to a specified date not later than five days prior to the Effective Date, Closing Date or Option Closing Date, as the case may be, there was any decrease in revenues, net earnings or net earnings per Ordinary Share, in each case as compared with the corresponding period in the preceding year and as compared with the corresponding period in the preceding quarter, other than as set forth in or contemplated by the Registration Statement the Sale Preliminary Prospectus and the Prospectus, or, if there was any such decrease, setting forth the amount of such decrease;

4.4.4            Setting forth, at a date not later than five days prior to the Effective Date, the amount of liabilities of the Company (including a break-down of commercial papers and notes payable to banks);

4.4.5            Stating that they have compared specific dollar amounts, numbers of shares, percentages of revenues and earnings, statements and other financial information pertaining to the Company set forth in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus in each case to the extent that such amounts, numbers, percentages, statements and information may be derived from the general accounting records, including work sheets, of the Company and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries and other appropriate procedures (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in the letter and found them to be in agreement;

4.4.6            Stating that they have not, since the Company’s incorporation, brought to the attention of the Company’s management any reportable condition related to internal structure, design or operation as defined in the Statement on Auditing Standards No. 60 “Communication of Internal Control Structure Related Matters Noted in an Audit,” in the Company’s internal controls; and

4.4.7            Statements as to such other matters incident to the transaction contemplated hereby as the Representatives or GM may reasonably request, including: (i) that Marcum is registered with the Public Company Accounting Oversight Board; (ii) that Marcum has sufficient assets and insurance to pay for any liability incurred by it relating to providing the letter; and (iii) that Marcum is not insolvent.

4.5            Officers’ Certificates.

4.5.1            Officers’ Certificate. At each of the Closing Date and the Option Closing Date, if any, the Representatives shall have received a certificate of the Company signed by the Chief Executive Officer and the Secretary of the Company (in their capacities as such), dated the Closing Date or the Option Closing Date, as the case may be, respectively, to the effect that the Company has performed all covenants and complied with all conditions required by this Agreement to be performed or complied with by the Company prior to and as of the Closing Date, or the Option Closing Date, as the case may be, and that the conditions set forth in Section 4 hereof have been satisfied as of such date and that, as of Closing Date and the Option Closing Date, as the case may be, the representations and warranties of the Company set forth in Section 2 hereof are true and correct. In addition, the Representatives will have received such other and further certificates of officers of the Company (in their capacities as such) as the Representatives may reasonably request.

4.5.2            Secretary’s Certificate. At each of the Closing Date and the Option Closing Date, if any, the Representatives shall have received a certificate of the Company signed by the Secretary of the Company, dated the Closing Date or the Option Date, as the case may be, respectively, certifying (i) that the Charter Documents are true and complete, have not been modified and are in full force and effect, (ii) that the resolutions of the Company’s Board of Directors relating to the public offering contemplated by this Agreement are in full force and effect and have not been modified, (iii) as to the accuracy and completeness of all correspondence between the Company or its counsel and the Commission, (iv) as to the accuracy and completeness of all correspondence between the Company or its counsel and NYSE and (v) as to the incumbency of the officers of the Company. The documents referred to in such certificate shall be attached to such certificate.

4.6            No Material Changes. Prior to and on each of the Closing Date and the Option Closing Date, if any, (i) there shall have been no material adverse change or development involving a prospective material adverse change in the condition or prospects or the business activities, financial or otherwise, of the Company from the latest dates as of which such condition is set forth in the Registration Statement and the Prospectus, (ii) no action suit or proceeding, at law or in equity, shall have been pending or threatened against the Company or any Insider before or by any court or federal, foreign or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may materially adversely affect the business, operations, or financial condition or income of the Company, except as set forth in the Registration Statement and the Prospectus, (iii) no stop order shall have been issued under the Act and no proceedings therefor shall have been initiated or, to the Company’s knowledge, assuming reasonable inquiry, threatened by the Commission, and (iv) the Registration Statement, the Sale Preliminary Prospectus and the Prospectus and any amendments or supplements thereto shall contain all material statements which are required to be stated therein in accordance with the Act and the Regulations and shall conform in all material respects to the requirements of the Act and the Regulations, and neither the Registration Statement, the Sale Preliminary Prospectus nor the Prospectus nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.7            Delivery of Agreements. On the Effective Date, the Company shall have delivered to the Representatives executed copies of the Transaction Documents and all of the Insider Letters.

5.            Indemnification and Contribution.

5.1            Indemnification.

5.1.1            Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates and their respective partners, members, directors, officers, employees and agents, and each person, if any, who controls each Underwriter or any affiliate within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(a)            against any and all loss, liability, claim, damage and expense whatsoever, as incurred, joint or several, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, Sale Preliminary Prospectus, any Testing-the-Waters Communication, the Prospectus or, in the event the Underwriters may be deemed to be underwriters of any Business Combination Securities, any Business Combination Securities Disclosure Document (or any amendment or supplement to any of the foregoing), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(b)            against any and all loss, liability, claim, damage and expense whatsoever, as incurred, joint or several, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental authority, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 5.1.4) any such settlement is effected with the written consent of the Company, which consent shall not unreasonably be delayed, conditioned or withheld;

(c)            against any and all claims, actions, suits, proceedings, damages, liabilities, and expenses, incurred by any of them including the reasonable fees and expenses of counsel, as incurred, that are related to or arise out of any Marketing Activities, and the Company shall reimburse any Indemnified Person for all fees, costs, expenses (including the reasonable fees and expenses of counsel) as incurred by such Indemnified Person in connection with investigating, preparing or defending any such claim, action, suit or proceeding, whether or not in connection with pending or threatened litigation in which any Indemnified Person is a party; provided that the Company will not, however, be responsible to an Indemnified Person for any portion of any such claim, action, suit, proceeding, damage, liability or expense that is finally judicially determined by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from the bad faith, gross negligence or willful misconduct of the Indemnified Person seeking such indemnification;

(d)            against any and all loss, liability, claim, damage and expense whatsoever (including the fees and disbursements of counsel), as reasonably incurred, in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental authority, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission (whether or not a party), to the extent that any such expense is not paid under (a), (b) or (c) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made solely in reliance upon and in conformity with the Underwriters’ Information; and

(e)            against any and all loss, liability, claim, damage and expense whatsoever, as incurred, joint or several, arising out of the Company’s failure to provide any of the information and access to persons, properties and documents required to be provided under Section 3.33 hereof.

5.1.2            Indemnification of the Company, its Directors and Officers. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, and its directors, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 5.1.1, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement, any preliminary prospectus, the Sale Preliminary Prospectus, any Testing-the-Waters Communication or the Prospectus (or any amendment or supplement to the foregoing), in reliance upon and in conformity with the Underwriters’ Information.

5.1.3            Notifications and Other Indemnification Procedures. Any party that proposes to assert the right to be indemnified under this Section 5.1 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 5.1, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to any indemnified party otherwise than under this Section 5.1 and (ii) any liability that it may have to any indemnified party under the foregoing provision of this Section 5.1 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of, the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any other legal expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (A) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (B) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (C) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (D) the indemnifying party has not in fact employed counsel to assume the defense of such action or counsel reasonably satisfactory to the indemnified party, in each case, within a reasonable time after receiving notice of the commencement of the action; in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction (plus local counsel) at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not, in any event, be liable for any settlement of any action or claim effected without its written consent. No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 5 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent (x) includes an express and unconditional release of each indemnified party, in form and substance reasonably satisfactory to such indemnified party, from all liability arising out of such litigation, investigation, proceeding or claim and (y) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

5.1.4            Settlement Without Consent if Failure to Reimburse. If an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 5.1.1(b) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

5.2            Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of Section 5.1 is applicable in accordance with its terms but for any reason is held to be unavailable or insufficient from the Company or the Underwriters, the Company and the Underwriters will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted) to which any indemnified party may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand. The relative benefits received by the Company on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds from the sale of the Public Securities (before deducting expenses) received by the Company bear to the total compensation received by the Underwriters (before deducting expenses) from the sale of Units on behalf of the Company. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, with respect to the statements or omission that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 5.2 were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 5.2 shall be deemed to include, for the purpose of this Section 5.2, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim to the extent consistent with Section 5.1.3. Notwithstanding the foregoing provisions of Section 5.1 and this Section 5.2, each Underwriter shall not be required to contribute any amount in excess of the commissions actually received by it under this Agreement and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 5.2, any person who controls a party to this Agreement within the meaning of the Securities Act, any affiliates of the respective Underwriters and any officers, directors, partners, employees or agents of the Underwriters or their respective affiliates, will have the same rights to contribution as that party, and each director of the Company and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 5.2, will notify any such party or parties from whom contribution may be sought, but the omission to so notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 5.2 except to the extent that the failure to so notify such other party materially prejudiced the substantive rights or defenses of the party from whom contribution is sought. Except for a settlement entered into pursuant to the last sentence of Section 5.1.3, no party will be liable for contribution with respect to any action or claim settled without its written consent if such consent is required pursuant to Section 5.1.3.

6.            Default by an Underwriter.

6.1            Default Not Exceeding 10% of Firm Units.  If any Underwriter or Underwriters shall default in its or their obligations to purchase the Firm Units and if the number of the Firm Units with respect to which such default relates does not exceed in the aggregate 10% of the number of Firm Units that all Underwriters have agreed to purchase hereunder, then such Firm Units to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to their respective commitments hereunder.

6.2            Default Exceeding 10% of Firm Units.  In the event that the default addressed in Section 6.1 above relates to more than 10% of the Firm Units, the Representatives may, in their discretion, arrange for them or for another party or parties to purchase such Firm Units to which such default relates on the terms contained herein.  If within one (1) Business Day after such default relating to more than 10% of the Firm Units the Representatives do not arrange for the purchase of such Firm Units, then the Company shall be entitled to a further period of one (1) Business Day within which to procure another party or parties satisfactory to the Representatives to purchase said Firm Units on such terms.  In the event that neither the Representatives nor the Company arrange for the purchase of the Firm Units to which a default relates as provided in this Section 6, this Agreement may be terminated by the Representatives or the Company without liability on the part of the Company (except as provided in Sections 3.10, 5, 9.3 and 9.4 hereof) or the several Underwriters (except as provided in Section 5 hereof); provided that nothing herein shall relieve a defaulting Underwriter of its liability, if any, to the other several Underwriters and to the Company for damages occasioned by its default hereunder.

6.3            Postponement of Closing Date.  In the event that the Firm Units to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, the Representatives or the Company shall have the right to postpone the Closing Date for a reasonable period, but not in any event exceeding five (5) Business Days, in order to effect whatever changes may thereby be made necessary in the Registration Statement and/or the Prospectus, as the case may be, or in any other documents and arrangements, and the Company agrees to file promptly any amendment to, or to supplement, the Registration Statement and/or the Prospectus, as the case may be, that in the reasonable opinion of counsel for the Underwriters may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any party substituted under this Section 6 with like effect as if it had originally been a party to this Agreement with respect to such securities.

7.            Additional Covenants.

7.1            Additional Shares or Options. The Company hereby agrees that until the consummation of a Business Combination, it shall not issue any Ordinary Shares or any options or other securities convertible into Ordinry Shares, or any preferred shares or other securities of the Company which participate in any manner in the Trust Account or which vote as a class with the Ordinary Shares on a Business Combination.

7.2            Trust Account Waiver Acknowledgments. The Company hereby agrees that it will use its reasonable best efforts prior to commencing its due diligence investigation of any prospective Target Business or obtaining the services of any vendor to have such Target Business and/or vendor acknowledge in writing whether through a letter of intent, memorandum of understanding or other similar document (and subsequently acknowledges the same in any definitive document replacing any of the foregoing), that (a) it has read the Prospectus and understands that the Company has established the Trust Account, initially in an amount of $202,000,000 (without giving effect to any exercise of the Over-allotment Option) for the benefit of the Public Shareholders and that, except for a portion of the interest earned on the amounts held in the Trust Account, the Company may disburse monies from the Trust Account only (i) to the Public Shareholders in the event they elect to redeem Ordinary Shares contained in the Public Securities in connection with the consummation of a Business Combination, (ii) to the Public Shareholders if the Company fails to consummate a Business Combination within the time period set forth in the Charter Documents, as may be further extended in the manners set forth in the Charter Documents or otherwise approved by the Company’s shareholders, or (iii) to the Company after or concurrently with the consummation of a Business Combination and (b) for and in consideration of the Company (i) agreeing to evaluate such Target Business for purposes of consummating a Business Combination with it or (ii) agreeing to engage the services of the vendor, as the case may be, such Target Business or vendor agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Account (“Claim”) and waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever (such waiver of all Claims, a “Waiver”); provided, however, that the Company may not engage the services of any legal counsel unless such counsel provides the Company with a Waiver. The Waiver for any Target Business or vendor shall substantially be in the form attached hereto as Exhibits A and B, respectively. The Company may forego obtaining such waivers (other than from legal counsel) only if the Company shall have received the approval of its Chief Executive Officer and the approving vote of at least a majority of its Board of Directors.

7.3            Insider Letters.  The Company shall not take any action or omit to take any action which would cause a breach of any of the Insider Letters and will not allow any amendments to, or waivers of, such Insider Letters without the prior written consent of the Representatives, which consent shall not be unreasonably withheld.

7.4            Rule 419. The Company agrees that it will use its best efforts to prevent the Company from becoming subject to Rule 419 under the Act prior to the consummation of any Business Combination, including but not limited to using its best efforts to prevent any of the Company’s outstanding securities from being deemed to be a “penny stock” as defined in Rule 3a-51-1 under the Exchange Act during such period.

7.5            Tender Offer Documents, Proxy Materials and Other Information. The Company shall provide to the Representatives or their counsel (if so instructed by the Representatives) with copies of all tender offer documents or proxy information and all related material filed with the Commission in connection with a Business Combination concurrently with such filing with the Commission. Documents filed with the Commission pursuant to its EDGAR system shall be deemed to have been provided to the Representatives pursuant to this Section. In addition, the Company shall furnish any other state in which its initial public offering was registered, such information as may be requested by such state.

7.6            Emerging Growth Company. The Company shall promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the completion of the distribution of the Securities within the meaning of the Act.

7.7            Target Net Assets. The Company agrees that the Target Business that it acquires must have a fair market value equal to at least 80% of the balance in the Trust Account at the time of signing the definitive agreement for the Business Combination with such Target Business (excluding taxes payable and the Deferred Underwriting Commission). The fair market value of such business must be determined by the Board of Directors of the Company based upon standards generally accepted by the financial community, such as actual and potential sales, earnings, cash flow and book value. If the Board of Directors of the Company is not able to independently determine that the target business meets such fair market value requirement, the Company will obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions with respect to the satisfaction of such criteria. The Company is not required to obtain an opinion as to the fair market value if the Company’s Board of Directors independently determines that the Target Business does have sufficient fair market value.

8.            Representations and Agreements to Survive Delivery. Except as the context otherwise requires, all representations, warranties and agreements contained in this Agreement shall be deemed to be representations, warranties and agreements as of the Closing Date or the Option Closing Date, if any, and such representations, warranties and agreements of the Underwriters and the Company, including the indemnity agreements contained in Section 5 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriters, the Company or any Controlling Person, and shall survive termination of this Agreement or the issuance and delivery of the Public Securities to the Underwriters until the earlier of the expiration of any applicable statute of limitations and the seventh (7th) anniversary of the later of the Closing Date or the Option Closing Date, if any, at which time the representations, warranties and agreements shall terminate and be of no further force and effect.

9.            Effective Date of This Agreement and Termination Thereof.

9.1            Effective Date. This Agreement shall become effective on the Effective Date at the time the Registration Statement is declared effective by the Commission.

9.2            Termination. The Representatives shall have the right to terminate this Agreement at any time prior to the Closing Date, (i) if any domestic or international event or act or occurrence has materially disrupted, or in the Representatives’ opinion will in the immediate future materially disrupt, general securities markets in the United States; or (ii) if trading on the New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market, or the Nasdaq Capital Market or quoted on the OTCBB shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities shall have been required by FINRA or by order of the Commission or any other government authority having jurisdiction, or (iii) if the United States shall have become involved in a new war or an increase in existing major hostilities, or (iv) if a banking moratorium has been declared by a New York State or Federal authority, or (v) if a moratorium on foreign exchange trading has been declared which materially adversely impacts the United States securities market, or (vi) if the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in the Representatives’ sole opinion, make it inadvisable to proceed with the delivery of the Units, or (vii) if the Company is in material breach of any of its representations, warranties or covenants hereunder, or (viii) if the Representatives shall have become aware after the date hereof of such a material adverse change in the conditions of the Company, or such adverse material change in general market conditions, including without limitation as a result of terrorist activities after the date hereof, as in the Representatives’ sole judgment would make it impracticable to proceed with the offering, sale and/or delivery of the Units or to enforce contracts made by the Underwriters for the sale of the Public Securities.

9.3            Expenses. In the event that this Agreement shall not be carried out for any reason whatsoever, within the time specified herein or any extensions thereof pursuant to the terms herein, (i) the obligations of the Company to pay the out of pocket expenses related to the transactions contemplated herein shall be governed by Section 3.10 hereof and (ii) the Company shall reimburse the Representatives for any costs and expenses incurred in connection with enforcing any provisions of this Agreement.

9.4            Indemnification. Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Section 5 shall not be in any way affected by such election or termination or failure to carry out the terms of this Agreement or any part hereof.

10.            Miscellaneous.

10.1            Notices. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be mailed, delivered by hand or reputable overnight courier or delivered by facsimile transmission (with printed confirmation of receipt) and confirmed and shall be deemed given when so mailed, delivered or faxed or if mailed, two days after such mailing.

If to the Representatives:

Cantor Fitzgerald & Co.
499 Park Avenue
New York, New York 10022
Attn: General Counsel

Facsimile: (212) 829-4708

Email:

and

William Blair & Company, L.L.C.

1166 Avenue of the Americas

New York, New York 10036

Attn:

Facsimile:

Email:

Copy (which copy shall not constitute notice) to:

Graubard Miller
The Chrysler Building
405 Lexington Avenue

New York, New York 10174

Attn: David Alan Miller, Esq.

Facsimile: (888) 225-0104

Email: dmiller@graubard.com

If to the Company:

Haymaker Acquisition Corp. 4

501 Madison Avenue, Floor 5

New York, NY 10022

Attn: Christopher Bradley

Facsimile:

Email:

Copy (which copy shall not constitute notice) to:

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas

New York, New York 10105

Attn: Stuart Neuhauser, Esq.

Facsimile: (212) 370-7889

Email: sneuhauser@egsllp.com

10.2            Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

10.3            Amendment. This Agreement may only be amended by a written instrument executed by each of the parties hereto.

10.4            Entire Agreement. This Agreement (together with the other agreements and documents being delivered pursuant to or in connection with this Agreement) constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof, and supersede all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

10.5            Binding Effect. This Agreement shall inure solely to the benefit of and shall be binding upon the Representatives, the Underwriters, the Selected Dealers, the Company and the Controlling Persons, directors, agents, partners, members, employees and officers referred to in Section 5 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained. The term “successors and assigns” shall not include a purchaser, in its capacity as such, of securities from the Underwriters.

10.6            Waiver of Immunity. To the extent that the Company may be entitled in any jurisdiction in which judicial proceedings may at any time be commenced hereunder, to claim for itself or its revenues or assets any immunity, including sovereign immunity, from suit, jurisdiction, attachment in aid of execution of a judgment or prior to a judgment, execution of a judgment or any other legal process with respect to its obligations hereunder and to the extent that in any such jurisdiction there may be attributed to the Company such an immunity (whether or not claimed), the Company hereby irrevocably agrees not to claim and irrevocably waives such immunity to the maximum extent permitted by law.

10.7            Submission to Jurisdiction. Each of the Company and the Representatives irrevocably submit to the nonexclusive jurisdiction of any New York State or United States Federal court sitting in The City of New York, Borough of Manhattan, over any suit, action or proceeding arising out of or relating to this Agreement, the Registration Statement, the Sale Preliminary Prospectus and the Prospectus or the offering of the Securities. Each of the Company and the Representatives irrevocably waives, to the fullest extent permitted by law, any objection that they may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. Any such process or summons to be served upon the Company or the Representatives may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 10.1 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company or the Representatives in any action, proceeding or claim. Each of the Company and the Representatives waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. Notwithstanding the foregoing, any action based on this Agreement may be instituted by the Underwriters in any competent court. The Company agrees that the Underwriters shall be entitled to recover all of their reasonable attorneys’ fees and expenses relating to any action or proceeding and/or incurred in connection with the preparation therefor if any of them are the prevailing party in such action or proceeding. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

10.8            Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.

10.9            Execution in Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto. Delivery of a signed counterpart of this Agreement by facsimile or email/pdf transmission shall constitute valid and sufficient delivery thereof.

10.10            Waiver. The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

10.11            No Fiduciary Relationship. The Company acknowledges and agrees that (i) the purchase and sale of the Units pursuant to this Agreement is an arm’s-length commercial transaction pursuant to a contractual relationship between the Company and the Underwriters, (ii) in connection therewith and with the process leading to such transaction, each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) the Underwriters have not assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Underwriters have advised or are currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement, (iv) in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Company, its management, shareholders, creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of this offering of the Company’s securities, either before or after the date hereof and (v) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto. The Company and the Underwriters agree that they are each responsible for making their own independent judgment with respect to any such transactions, and that any opinions or views expressed by the Underwriters to the Company regarding such transactions, including but not limited to any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any breach or alleged breach of any fiduciary or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

[Remainder of page intentionally left blank]

If the foregoing correctly sets forth the understanding between the Underwriters and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

Very truly yours,

HAYMAKER ACQUISITION CORP. 4

By:
Name:
Title:

Accepted on the date first

above written.

CANTOR FITZGERALD & CO., as Representative of the several underwriters

By:
Name:
Title:

WILLIAM BLAIR & COMPANY, L.L.C., as Representative of the several underwriters

By:
Name:
Title:

[Signature page to Underwriting Agreement, dated _______, 2023]

SCHEDULE A

Haymaker Acquisition Corp. 4

20,000,000 Units

Underwriter	Number of Firm Units to be Purchased
Cantor Fitzgerald & Co.
William Blair & Company, LLC
TOTAL	20,000,000

SCHEDULE B

None

EXHIBIT A

FORM OF TARGET BUSINESS LETTER

Haymaker Acquisition Corp. 4

Gentlemen:

Reference is made to the Final Prospectus of Haymaker Acquisition Corp. 4 (the “Company”), dated as of _______, 2023 (the “Prospectus”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in Prospectus.

We have read the Prospectus and understand that the Company has established the Trust Account, initially in an amount of at least $202,000,000 for the benefit of the Public Shareholders and the Underwriters of the Company’s initial public offering (the “Underwriters”) and that, except for a portion of the interest earned on the amounts held in the Trust Account, the Company may disburse monies from the Trust Account only: (i) to the Public Shareholders in the event they elect to redeem their public shares in connection with the consummation of a Business Combination, (ii) to the Public Shareholders if the Company fails to consummate a Business Combination within the required time period set forth in its Certificate of Incorporation as the same may be amended from time to time, or (iii) to the Company after or concurrently with the consummation of a Business Combination.

For and in consideration of the Company agreeing to evaluate the undersigned for purposes of consummating a Business Combination with it, the undersigned hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Account (each, a “Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever.

Print Name of Target Business

Authorized Signature of Target Business

EXHIBIT B

FORM OF VENDOR LETTER

Haymaker Acquisition Corp. 4

Gentlemen:

Reference is made to the Final Prospectus of Haymaker Acquisition Corp. 4 (the “Company”), dated as of _______, 2023 the “Prospectus”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in Prospectus.

We have read the Prospectus and understand that the Company has established the Trust Account, initially in an amount of at least $202,000,000 for the benefit of the Public Shareholders and the Underwriters of the Company’s initial public offering (the “Underwriters”) and that, except for a portion of the interest earned on the amounts held in the Trust Account, the Company may disburse monies from the Trust Account only: (i) to the Public Shareholders in the event they elect to redeem their public shares in connection with the consummation of a Business Combination, (ii) to the Public Shareholders if the Company fails to consummate a Business Combination within the required time period set forth in its Certificate of Incorporation as the same may be amended from time to time, or (iii) to the Company after or concurrently with the consummation of a Business Combination.

For and in consideration of the Company agreeing to engage the services of the undersigned, the undersigned hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Account (each, a “Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any services provided to the Company and will not seek recourse against the Trust Account for any reason whatsoever.

Print Name of Vendor

Authorized Signature of Vendor

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